SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC  20549



                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  April 23, 1996

                   Lockheed Martin Tactical Systems, Inc.
              (as successor corporation to Loral Corporation)
             (Exact Name of Registrant as Specified in Charter)

                New York                  1-4238              13-1718360
     (State or Other Jurisdiction      (Commission          (IRS Employer
          of Incorporation)            File Number)         Identification No.)

          6801 Rockledge Drive, Bethesda, Maryland          20817
          (Address of Principal Executive Offices)     (Zip Code)

     Registrant's telephone number, including area code   (301) 897-6000

       Loral Corporation, 600 Third Avenue, New York, New York 10016 (Former Name or Former Address, if Changed Since Last Report)


     Item 1.   CHANGES IN CONTROL OF THE REGISTRANT

               The Offer. On January 12, 1996 LAC Acquisition Corpo-ration (the "Purchaser"), a wholly owned subsidiary of Lockheed Martin Corporation ("Lockheed Martin"), commenced a cash tender offer (the "Offer") for all of the outstanding shares of Common Stock (the "Shares"), par value $0.25 per share, of Loral Corporation (the "Company" or "Loral"). The Offer was made pursuant to an Agreement and Plan of Merger dated as of January 7, 1995 (the "Merger Agreement") by and among the Company, Purchaser and Lockheed Martin. The Offer expired at Midnight, New York City time, on April 22, 1996. Based on the final information provided by the First Chicago Trust Company of New York (the "Depositary"), a total of 166,529,814 Shares (or approximately 95%) were validly tendered and not withdrawn pursuant to the Offer, including 13,738,017 Shares tendered pursuant to notices of guaranteed delivery. The Purchaser has accepted for payment all such Shares at a purchase price of $38.00 per Share in cash. Through April 29, 1996 166,449,231 Shares had been purchased by the Purchaser pursuant to the Offer.

               The Merger. On April 29, 1996 a merger of the Purchas-er with and into the Company (the "Merger") pursuant to
          Section 905 of the New York Business Corporation Law (the "NYBCL") became effective. The Company was the Surviving Corporation in the Merger and was renamed Lockheed Martin Tactical Systems, Inc. ("Tactical Systems"). The Merger was the second and final step in the acquisition of the Company pursuant to the Merger Agreement. The first step was the Offer described above. Under the Merger Agreement, each Share outstanding immediately prior to the effective time of the Merger was converted solely into the right to receive the merger consideration of $38.00 per Share in cash. As a result of the Merger, the Company (now known as Tactical Systems) became a wholly owned subsidiary of Lockheed Mar-tin.

               Source and Amount of Funds. A description of the source and amount of funds required to consummate the trans-actions contemplated by the Offer and the Merger Agreement is contained in Section 9, entitled "Source and Amount of Funds" of the Offer to Purchase, dated as of January 12, 1996, which is filed as Exhibit (a)(9) to the Purchaser's Tender Offer Statement on Schedule 14D-1, filed originally on January 12, 1996, such Section, which is attached hereto as Exhibit 99.1 is herein incorporated by reference.

     Item 5.   OTHER EVENTS

               Following the merger referenced in Item 1, the New York Stock Exchange, Inc. ("NYSE") suspended trading, effective April 30, 1996, in the common stock of Loral (NYSE:LOR) and in the following debt securities of Loral:

               7.0% senior debentures due September 15, 2023 (NYSE:LOR/S23)

               7 5/8% senior notes due June 15, 2004 (NYSE:LOR04)

               7 5/8% senior debentures due June 15, 2025 (NYSE:LOR25)

               8 3/8% senior debentures due January 15, 2023 (NYSE:LORJ23)

               8 3/8% senior debentures due June 15, 2024 (NYSE:LOR24)

               Applications were made to the Securities and Exchange Commission (the "Commission") to delist Loral's common stock and the above debt securities on May 2, 1996 and May 6, 1996, respectively. It is anticipated that these applications will be granted. Therefore, it is not anticipated that Tactical
          Systems will continue to file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934 (the "Exchange Act"). In the event that Tactical Systems does not file reports, proxy statements and other information with the Commission under the Exchange Act, summarized financial information in respect of Tactical Systems may be included in the footnotes to the audited consolidated finan-cial statements of the Lockheed Martin included in Lockheed Martin's Annual Report on Form 10-K filed pursuant to Sec-tion 13 of the Exchange Act.

     Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
               AND EXHIBITS

     (c)  EXHIBITS

          EXHIBIT 99.1 Section 9, entitled "Source and Amount of Funds" of the Offer to Purchase, dated as of January 12, 1996, which is filed as Exhibit
                         (a)(9) to the Purchaser's Tender Offer State-ment on Schedule 14D-1, filed originally on January 12, 1996.


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Lockheed Martin Tactical Systems, Inc.
                                   (as successor corporation to Loral
                                     Corporation)

     Date:  May 7, 1996               By: /s/   STEPHEN M. PIPER
                                         ______________________________
                                         Name:  Stephen M. Piper
                                         Title: Vice President and Assistant
                                                Secretary


                                 EXHIBIT INDEX

               EXHIBIT NUMBER           DESCRIPTION

               EXHIBIT 99.1 Section 9, entitled "Source and Amount of Funds" of the Offer to Purchase, dated as of January 12, 1996, which is filed as Exhibit (a)(9) to the Purchaser's Tender Offer
                                        Statement on Schedule 14D-1
                                        filed originally on January
                                        12, 1996.